EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2021, with respect to the consolidated financial statements included in the Annual Report of Acacia Research Corporation on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said report in the Registration Statements of Acacia Research Corporation on Form S-3 (File No. 333-249984) and on Forms S-8 (File No. 333-189135 and File No. 333-217878).

GRANT THORNTON LLP

/s/ GRANT THORNTON LLP

Newport Beach, California

March 29, 2021